EXHIBIT 5.1

                   OPINION OF BROBECK, PHLEGER & HARRISON LLP

                                                        July 19, 1999

Sandisk Corporation
140 Caspian Court
Sunnyvale, CA  94089

         Re:  Sandisk Corporation (the "Company")
              Registration Statement for Offering of 4,000,000
              Shares of Common Stock

Ladies and Gentlemen:

         We have acted as counsel to Sandisk Corporation, a Delaware corporation (the "Company") in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 4,000,000 additional shares of common stock (the "Shares") and related stock options for issuance under the Company's (i) 1995 Stock Option Plan, (ii) 1995 Non-Employee Directors Stock Option Plan (together the "Option Plans") and (iii) Employee Stock Purchase Plan (the "Purchase Plan").

         This opinion is being furnished in accordance with the  requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

         We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and amendment of the Option Plans and Purchase Plan. Based on such review, we are of the opinion that, if, as an when the Shares are issued and sold (and the consideration therefor received) pursuant to (a) the provisions of option agreements duly authorized under the Option Plans and in accordance with the Registration Statement, or (b) duly authorized stock purchase rights granted and exercised under the Purchase Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Option Plans or the Purchase Plan or the Shares issuable under such plans.

                                     Very truly yours,



                                     BROBECK, PHLEGER & HARRISON LLP



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